UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: August 24, 2007

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2007, the compensation committee (the “Committee”) of National CineMedia, Inc. (the “Company”) adopted the National CineMedia, Inc. 2007 Performance Bonus Plan (the “Original Bonus Plan”) which covered all employees of the Company and National CineMedia, LLC. On August 24, 2007, the Committee of the Company adopted the National CineMedia, Inc. Executive Officer 2007 Performance Bonus Plan (the “Bonus Plan”) which replaced the Original Bonus Plan as it related to the executive officers of the Company. The substantive provisions of the Bonus Plan are the same as the Original Bonus Plan. All executive officers of the Company are eligible to participate in the Bonus Plan.

Under the Bonus Plan, each executive officer will have a performance bonus potential based on a specified percentage of his annual base compensation at the end of the year for which a bonus is being paid (prorated in the case of an executive not employed for the full year). The performance bonus potential will vary depending on the executive officer’s title, business unit and level of responsibility. Approximately 75% of the performance bonus potential will be based on financial criteria (“Financial Bonus”), with the remaining 25% based on non-financial criteria (“Non-Financial Discretionary Bonus”).

In addition to the performance bonus, the executive officers who do not participate in the Advertising Sales Division bonus are eligible to earn a stretch bonus.

The Bonus Plan contains the following potential bonuses for the named executive officers for 2007:

	2007 Base Salary	Performance Bonus Potential (% of Base Salary)	Stretch Bonus Potential (% of Performance Bonus)
Kurt C. Hall	$700,000	100%	50%
Clifford E. Marks	$675,000	105%	N/A
Gary W. Ferrera	$325,000	75%	50%
Thomas C. Galley	$415,000	75%	50%
Ralph E. Hardy	$221,728	50%	50%

The financial criteria used in determining the Financial Bonus will be based on the Company’s performance versus budget in the areas of EBITDA, free cash flow, national advertising revenue and/or operating expenses, depending on each executive’s job duties. The Committee may decrease revenue budgets and increase expense budgets at the end of the year to reflect factors that are outside of the control of the Company’s executives. The Non-Financial Discretionary Bonus, if any, will be entirely at the discretion of the Committee and can be based on any financial or non-financial measure that the Committee deems appropriate.

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A copy of the Bonus Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	National CineMedia, Inc. Executive Officer 2007 Performance Bonus Plan.+

+	Management contract.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: August 30, 2007	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary

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